UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2026

CIMG Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-39338	38-3849791
(State or other jurisdiction of incorporation or organization	(Commission File No.)	(IRS Employer Identification No.)

Room R2, FTY D, 16/F, Kin Ga Industrial Building,

9 San On Street, Tuen Mun, Hong Kong

(Address of principal executive offices)

+ 852 70106695

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value	IMG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 27, 2026, CIMG Inc. (the “Company”) entered into an Amended and Restated Equity Transfer Agreement (the “A&R Equity Transfer Agreement”) with DZR Tech Limited, a Hong Kong company and a wholly owned subsidiary of the Company (the “Purchaser”), Shelei Jiang, a Chinese individual (the “Seller”), and Daren Business Technology Limited, a company incorporated under the laws of the British Virgin Islands (the “Target”). The A&R Equity Transfer Agreement amended and restated in its entirety that certain Equity Transfer Agreement, dated February 11, 2026, by and between the Seller and the Purchaser.

Pursuant to the A&R Equity Transfer Agreement, the Seller will sell to the Purchaser 100 ordinary shares of the Target, representing 100% of the issued and outstanding ordinary shares of the Target, for a purchase price of zero cash consideration (the “Acquisition”). The closing of the Acquisition is expected to occur on or before March 31, 2026, and is subject to customary closing conditions set forth in the A&R Equity Transfer Agreement, including the accuracy of the parties’ representations and warranties and completion of due diligence by the Purchaser.

The A&R Equity Transfer Agreement also provides that, within five Business Days after February 27, 2026, the Company and each of Dundas Technology Limited and Kellyview Investment Limited, each a Hong Kong company and a designee of the Seller, shall enter into a separate performance share issuance agreement pursuant to which, subject to the Company’s stockholder approval as required by Nasdaq Listing Rule 5635 and applicable law, the Company shall issue to Dundas Technology Limited and Kellyview Investment Limited, on or before April 10, 2026, in the aggregate up to 74,487,896 shares of the Company’s common stock, par value $0.00001 per share (the “Award Shares”), with one-half of the Award Shares to be issued to Dundas Technology Limited and one-half to Kellyview Investment Limited, as a post-closing, performance-based equity award with respect to the Target.

The Award Shares will be subject to transfer restrictions and will be eligible for leak out in installments only upon the achievement of specified audited revenue targets of the Target during performance periods beginning April 1, 2026 and ending September 30, 2029. The revenue targets are denominated in Renminbi and increase over successive performance periods. Any Award Shares that are not eligible to leak out on or prior to the applicable deadline set forth in the Performance Share Issuance Agreement shall be forfeited and cancelled for no consideration. If the maximum number of Award Shares were issued and no shares were forfeited, such Award Shares would represent a significant percentage of the Company’s currently outstanding common stock. The issuance of the Award Shares is subject to stockholder approval under Nasdaq Listing Rule 5635, and there can be no assurance that such approval will be obtained.

The foregoing description of the A&R Equity Transfer Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the A&R Equity Transfer Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 3.02.

The Award Shares, if and when issued, will be issued in reliance upon the exemption from registration provided by Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), as offshore transactions, and/or Section 4(a)(2) of the Securities Act, as transactions not involving a public offering. The Award Shares will be “restricted securities” for purposes of the Securities Act and will be subject to restrictions on transfer under applicable securities laws.

Item 9.01 Financial Statement and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Equity Transfer Agreement, dated February 27, 2026, by and among the Company, the Purchaser, the Seller, and the Target
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CIMG Inc.

Dated: March 5, 2026	By:	/s/ Jianshuang Wang
	Name:	Jianshuang Wang
	Title:	Chief Executive Officer